Exhibit 99.77Q3 CERT

Registrant Name:  American Century Quantitative Equity Funds
File Number: 811-5188
Registrant CIK Number: 0000814680

     (a)(i) As of February 19, 2003, an evaluation was performed under the supervision and with the participation of the Registrant's management, including the President (Principal Executive Officer) and Treasurer (Principal Financial Officer), of the effectiveness of the design and operation of the Registrant's disclosure controls and procedures. Based on that evaluation, the Registrant's management, including the President and Treasurer, concluded that the Registrant's disclosure controls and procedures were effective as of February 19, 2003.

     (a)(ii)There have been no significant changes in the Registrant's internal controls or in other factors that could significantly affect internal controls subsequent to February 19, 2003.

I, Maryanne Roepke, certify that:

     1. I have reviewed this report on Form N-SAR of American Century Quantitative Equity Funds;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

     c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

February 24, 2003

/s/Maryanne Ropeke
Maryanne Roepke
Treasurer & Principal Financial Officer


I, William M. Lyons, certify that:

     1. I have reviewed this report on Form N-SAR of American Century Quantitative Equity Funds;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

     c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

February 24, 2003

/s/William M. Lyons
William M. Lyons
President & Principal Executive Officer




     The electronic format for filing FORM N-SAR does not provide adequate space for responding fully to Items 15, 72DD, 72EE, 73A, 74U and 74V. The complete answers are as follows:
Item 15

Custodian:                                                      Sub-Custodian:
J.P. Morgan Chase & Company                             See Attachment A

                                Attachment A
a. Foreign Subcustodians:

Country                                                   Foreign Subcustodian

ARGENTINA

JPMorgan Chase Bank
Buenos Aires
AUSTRALIA

Australia and New Zealand Banking Group Ltd.
Melbourne
AUSTRIA

J.P. Morgan AG
Frankfurt
BAHRAIN

National Bank of Bahrain
Manama
BANGLADESH

Standard Chartered Bank
Dhaka
BELGIUM

J.P. Morgan AG
Frankfurt
BERMUDA

The Bank of Bermuda Limited
Hamilton
BOTSWANA

Barclays Bank of Botswana Limited
Gaborone
BRAZIL

Citibank, N.A..
Sao Paulo
BULGARIA

ING Bank N.V.
Sofia
CANADA

Royal Bank of Canada
Toronto


Royal Bank of Canada
Toronto
CHILE

Citibank, N.A
Santiago
CHINA - SHANGHAI

Citibank, N.A.
New York
CHINA - SHENZHEN

JPMorgan Chase Bank
Hong Kong
COLOMBIA

Cititrust Colombia S.A. Sociedad Fiduciaria
Santa Fe de Bogota
CROATIA

Privredna banka Zagreb d.d.
Zagreb
CYPRUS

The Cyprus Popular Bank Ltd.
Nicosia
CZECH REPUBLIC

Ceskoslovenska obchodni banka, a.s.
Prague
DENMARK

Nordea Bank Danmark A/S
Copenhagen
ECUADOR

Citibank, N.A.
Quito
EGYPT

Citibank, N.A.
Cairo
ESTONIA

Esti Uhispank
Tallinn
FINLAND

J.P. Morgan AG
Frankfurt
FRANCE

J.P. Morgan AG
Frankfurt


J.P. Morgan AG
Frankfurt
GERMANY

J.P. Morgan AG
Frankfurt
GHANA

Barclays Bank of Ghana Limited
Accra
GREECE

J.P. Morgan AG
Frankfurt
HONG KONG

JPMorgan Chase Bank
Hong Kong
HUNGARY

ING Bank Rt.
Budapest
ICELAND

Islandsbanki-FBA
Reykjavik
INDIA

The Hongkong and Shanghai Banking
Corporation Limited
Mumbai


Standard Chartered Bank
Mumbai
INDONESIA

The Hongkong and Shanghai Banking
Corporation Limited
Jakarta
IRELAND

J.P. Morgan AG
Frankfurt
ISRAEL

Bank Leumi le-Israel B.M.
Tel Aviv
ITALY

J.P. Morgan AG
Frankfurt
IVORY COAST

Societe Generale
Paris
JAMAICA

FirstCaribbean International Trust and Merchant Bank (Jamaica) Limited
Kingston
JAPAN

JPMorgan Chase Bank
Tokyo


JPMorgan Chase Bank
Tokyo
JORDAN

Arab Bank Plc
Amman
KAZAKHSTAN

ABN AMRO Bank Kazakhstan
Almaty
KENYA

Barclays Bank of Kenya Limited
Nairobi
LATVIA

Hansabanka
Riga
LEBANON

JPMorgan Chase Bank
New York
LITHUANIA

Vilniaus Bankas AB
Vilnius
LUXEMBOURG

J.P. Morgan AG
Frankfurt
MALAYSIA

HSBC Bank Malaysia Berhad
Kuala Lumpur
MALTA

HSBC Bank Malta p.l.c.
Valletta
MAURITIUS

The Hongkong and Shanghai Banking
Corporation Limited
Port Louis
MEXICO

Banco J.P. Morgan, S.A.
Mexico, D.F


Banco Nacional de Mexico, S.A.
Mexico, D.F
MOROCCO

Banque Commerciale du Maroc S.A.
Casablanca
NAMIBIA

Standard Bank of Namibia Limited
Windhoek
NETHERLANDS

J.P. Morgan AG
Frankfurt


J.P. Morgan AG
Frankfurt
NEW ZEALAND

National Bank of New Zealand
Wellington
*NIGERIA*

The Standard Bank of South Africa Limited
Johannesburg

NORWAY

Den norske Bank ASA
Oslo
OMAN

Oman Arab Bank
Muscat
PAKISTAN

Citibank, N.A.
Karachi


Deutsche Bank AG
Karachi


Standard Chartered Bank
Karachi
PERU

Banco de Credito del Peru
Lima
PHILIPPINES

The Hongkong and Shanghai Banking
Corporation Limited
Manila
POLAND

Bank Rozwoju Eksportu S.A.
Warsaw
PORTUGAL

J.P. Morgan AG
Frankfurt
ROMANIA

ING Bank N.V.
Bucharest
*RUSSIA*

JPMorgan Chase Bank
New York
A/C JPMorgan Chase Bank London (USD NOSTRO Account)


JPMorgan Chase Bank
New York
A/C JPMorgan Chase Bank London (USD NOSTRO Account)

SINGAPORE

Oversea-Chinese Banking Corporation
Singapore
SLOVAK REPUBLIC

Vseobecno Uverova Banka S.A.
Bratislava
SLOVENIA

Bank Austria Creditanstalt d.d. Ljubljana
Ljubljana
SOUTH AFRICA

The Standard Bank of South Africa Limited
Johannesburg
SOUTH KOREA

The Hongkong and Shanghai Banking
Corporation Limited
Seoul


Standard Chartered Bank
Seoul
SPAIN

J.P. Morgan AG
Frankfurt
SRI LANKA

The Hongkong and Shanghai Banking
Corporation Limited
Colombo
SWEDEN

Svenska Handelsbanken
Stockholm
SWITZERLAND

UBS AG
Zurich
TAIWAN

JPMorgan Chase Bank
Taipei


The Hongkong and Shanghai Banking
Corporation Limited
Taipei
THAILAND

Standard Chartered Bank
Bangkok
TUNISIA

Banque Internationale Arabe de Tunisie, S.A.
Tunis
TURKEY

JPMorgan Chase Bank
Istanbul
*UKRAINE*

ING Bank Ukraine
Kiev

U.A.E.

The National Bank of Abu Dhabi
Abu Dhabi
U.K.

National Westminster Bank
London
URUGUAY

BankBoston, N.A
Montevideo.
U.S.A.

JPMorgan Chase Bank
New York
VENEZUELA

Citibank, N.A.
Caracas
VIETNAM

The Hongkong and Shanghai Banking
Corporation Limited
Ho Chi Minh City
ZAMBIA

Barclays Bank of Zambia Limited
Lusaka
ZIMBABWE

Barclays Bank of Zimbabwe Limited
Harare



Series Number:  2

72DD) 1. Total income dividends for which record date passed during the period ($000's omitted)
        Investor Class            49,355
        2.Dividends for a second class of open-end company shares
        Advisor Class             11,206
        Institutional Class        3,370
        C Class                        6

73A) 1. Dividends from net investment income
        Investor Class          $0.3278
          2. Dividends for a second class of open-end company shares
        Advisor Class           $0.2655
        Institutional Class     $0.3802
        C Class                 $0.0889

74U.    1. Number of shares outstanding (000's omitted)
        Investor Class            143,598
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Advisor Class              31,809
        Institutional Class         9,070
        C Class                        79

77V.    1. Net asset value per share (to nearest cent)
        Investor Class          $21.74
2.Net asset value per share of a second class of open-end company shares
       (to nearest cent)
        Advisor Class           $21.72
        Institutional Class     $21.76
        C Class                 $21.68


Series Number:  3

72DD) 1. Total income dividends for which record date passed during the period ($000's omitted)
        Investor Class             10,388
        2.Dividends for a second class of open-end company shares
        Advisor Class                 699
        Institutional Class         1,316
        C Class                        -

73A) 1. Dividends from net investment income
        Investor Class          $0.1489
          2. Dividends for a second class of open-end company shares
        Advisor Class           $0.1051
        Institutional Class     $0.1847
        C Class                    -

74U.    1. Number of shares outstanding (000's omitted)
        Investor Class              64,521
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Advisor Class             6,565
        Institutional Class       6,942
        C Class                      18

77V.    1. Net asset value per share (to nearest cent)
        Investor Class          $15.19
2.Net asset value per share of a second class of open-end company shares
       (to nearest cent)
        Advisor Class           $15.17
        Institutional Class     $15.20
        C Class                 $15.14


Series Number:  6

72DD) 1. Total income dividends for which record date passed during the period ($000's omitted)
        Investor Class              166
        2.Dividends for a second class of open-end company shares
        Advisor Class                 -
        Institutional Class           3

73A) 1. Dividends from net investment income
        Investor Class                 -
          2. Dividends for a second class of open-end company shares
        Advisor Class                  -
        Institutional Class            -

73B) 1. Dividends from net investment income
        Investor Class          $0.0225
          2. Dividends for a second class of open-end company shares
        Advisor Class           $0.0225
        Institutional Class     $0.0225


74U.    1. Number of shares outstanding (000's omitted)
        Investor Class              20,661
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Advisor Class                 567
        Institutional Class           320


77V.    1. Net asset value per share (to nearest cent)
        Investor Class          $5.50
2.Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Advisor Class           $5.48
        Institutional Class     $5.53